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                                                                  EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1995 (except as to the note entitled "Events Subsequent to March 1, 1995" as to which the date is August 30, 1995), included in Louisiana-Pacific Corporation's Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A.


ARTHUR ANDERSEN LLP



Portland, Oregon
August 30, 1995